CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 19, 2010, relating to the financial statements and financial highlights which appear in the May 31, 2010 Annual Report to the Board of Directors and Shareholders of The Jensen Portfolio which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

Milwaukee, WI
September 29, 2010